Exhibit 10(x)


                             DATA GENERAL CORPORATION
                       SUPPLEMENTAL RETIREMENT BENEFIT PLAN

                                       Effective: October 1, 1989


                           TABLE OF CONTENTS


              Article and Section                          Page


         I.   Introduction . . . . . . . . . . . . . . . .   1

              1.1  Name . . . . . . . . . . . . . . . . .    1
              1.2  Purpose . . . . . . . . . . . . . . . .   1
              1.3  Effective Date . . . . . . . . . . . .    1

        II.   Definitions . . . . . . . . . . . . . . . .    2

       III.   Eligibility to Participate  . . . . . . . .    9

              3.1  Eligibility Requirement . . . . . . . .   9
              3.2  Participation . . . . . . . . . . . . .   9

        IV.   Supplemental Retirement Benefits. . . . . .   10

              4.1  Supplemental Retirement Benefit . . . .  10
              4.2  Form of Payment . . . . . . . . . . . .  10
              4.3  Commencement of Supplemental Retirement
                   Benefits at Retirement . . . . . . . .   11
              4.4  Accrued Supplemental Retirement Benefit  11
              4.5  Vested Supplemental Retirement Benefit.  11
              4.6  Supplemental Pre-Retirement Death
                   Benefit . . . . . . . . . . . . . . . .  11
              4.7  Allocation of Surplus Assets of the
                   Trust Upon Change In Control of the
                   Company . . . . . . . . . . . . . . . .  11
              4.8  Forfeiture of Benefits. . . . . . . . .  12
              4.9  Accrual of Benefits Upon Termination of
                   Plan. . . . . . . . . . . . . . . .  .   13
              4.10 Medical Benefits. . . . . . . . . . . .  13

         V.   Trust . . . . . . . . . . . . . . . . . . .   14

              5.1  Administration and Management of
                   the Trust Fund. . . . . . . . . . . . .  14
              5.2  Valuation of the Trust Fund . . . . . .  14

       VI.    Administration  . . . . . . . . . . . . . .   15

              6.1  The Committee . . . . . . . . . . . . .  15
              6.2  Administrative Rules  . . . . . . . . .  15
              6.3  Decisions and Actions of
                     Committee . . . . . . . . . . . . . .  15
              6.4  Authorization of Payments . . . . . . .  15
              6.5  Administrative and Professional
                     Assistance  . . . . . . . . . . . . .  16
              6.6  Appointment of Investment
                     Managers  . . . . . . . . . . . . . .  16
              6.7  Reliance on Actuary . . . . . . . . . .  16
              6.8  Agent for Service of Legal
                     Process . . . . . . . . . . . . . . .  16
              6.9  Plan Expenses . . . . . . . . . . . . .  16
              6.10 Records and Reports . . . . . . . . . .  17
              6.11 Multiple Fiduciary Capacities . . . . .  17
              6.12 Indemnification . . . . . . . . . . . .  17

      VII.    Adoption of Plan By Affiliated Company . . .  18

     VIII.    Miscellaneous . . . . . . . . . . . . . . .   19

              8.1  Non-Guarantee of Employment . . . . .    19
              8.2  Rights Under the Retirement Plan . . .   19
              8.3  Payment of Benefits to Incompetent  .    19
              8.4  Missing Person  . . . . . . . . . . .    19
              8.5  Forms . . . . . . . . . . . . . . . .    20
              8.6  Notices . . . . . . . . . . . . . . .    20
              8.7  Amendment . . . . . . . . . . . . . . .  21
              8.8  Right to Terminate Plan . . . . . . . .  21
              8.9  Merger/Consolidation of Plan and Trust.  21
              8.10 Controlling Law . . . . . . . . . . . .  21
              8.11 Rights to Trust Fund Assets . . . . . .  21
              8.12 Nonassignability . . . . . . . . . . .   21
              8.13 Separability  . . . . . . . . . . . . .  22
              8.14 Captions  . . . . . . . . . . . . . . .  22
              8.15 Terminology . . . . . . . . . . . . . .  22

                                ARTICLE I

                               INTRODUCTION

         1.1. Name. The Plan set forth herein shall be known as the Data General Corporation Supplemental Retirement Benefit Plan.


         1.2 Purpose. The Data General Corporation Supplemental Retirement Benefit Plan is established by the Data General
    Corporation to provide its employees with certain benefits that cannot be provided under the Data General Corporation Retirement Plan.

         1.3       Effective Date.  The Plan shall be effective
    October 1, 1989.


                               ARTICLE II

                               DEFINITIONS

    Whenever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         2.1 "Actuarial Present Value" means the value of the benefit to the Participant payable at age sixty-five (65) calculated in accordance with the most recently published rates set by the Pension Benefit Guaranty Corporation.

         2.2 "Affiliated Company" means any corporation which is a member of the controlled group of corporations of which the Company is a member. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code, or any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Code.

         2.3 "Beneficiary" or "Beneficiaries" means any qualified individual or individuals designated by a Participant to receive amounts payable hereunder if such individual or individuals survive(s) the Participant. In the absence of any such designation the "Beneficiary" shall be the Participant's Eligible Spouse or if there is no Eligible Spouse, the Participant's estate.

         2.4  "Board" means the board of directors of the Company.

         2.5  "Change in Control of the Company" shall mean:
                   (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that any acquisition by the Company or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, shall not constitute a Change of Control; or
                   (ii) Individuals who, as of January 1, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 1989 whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
                   (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation.

         2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Committee" means the person, persons or entity appointed by the Board to administer the Plan.

         2.8 "Company" means Data General Corporation, a Delaware corporation, and any successor thereto which agrees to continue the Plan.

         2.9 "Compensation" means the annual regular base rate of pay paid by a Participating Company to a Participant, determined as of the first day of the Plan Year (or, if the Participant was not an Employee on the first day of the Plan Year, the annual regular base rate of pay of such Participant on the first day during such Plan Year on which he performs an Hour of Service), excluding overtime, shift differential, group leader differential, bonuses, and all other special payments and commissions. Compensation, for Participants who are eligible to earn sales incentives and commissions, means the annual regular base rate of pay paid by a Participating Company to a Participant, determined as of the first day of the immediately prior Plan Year (or, if the Participant was not an Employee on the first day of the Plan Year, the annual regular base rate of pay of such Participant on the first day during the Plan Year on which such Participant performs an Hour of Service) plus the aggregate incentives and commissions paid to the Participant for the twelve (12) month period ending with the September 30th immediately preceding the first day of the Plan Year, or guaranteed commissions and draws, if applicable, but not to exceed one hundred and twenty five percent (125%) of the target salary of Employees in the same job classification as the Participant (as determined by the Participating Company) for the Plan Year. Notwithstanding the foregoing, in no event shall a Participant's Compensation be less than the annual regular base rate of pay determined as of the first day of the Plan Year. Compensation shall not include any Contributions made by a Participating Company to fund a Participant's benefits under the Plan, and shall not include amounts contributed by a Participating Company on behalf of a Participant under any other employee benefit plan other than contributions resulting from compensation deferred by Participants under the Data General Corporation Savings and Investment Plan and the Data General Corporation Flexible Benefits Plan.

         2.10 "Credited Service" shall have the same meaning as that expression is used in the Data General Corporation Retirement
    Plan.

         2.11 "Early Retirement Date" means the first day of the calendar month coincident with or next following the date on which a Participant has attained age fifty-five (55) and completed five
    (5) Years of Service.

         2.12  "Effective Date" means October 1, 1989.

         2.13 "Eligible Spouse" means the spouse to whom a Participant is married on the date payment of such Participant's benefits is made under the Plan for purposes of a joint and survivor annuity or the spouse to whom a Participant is married on the date such Participant dies if the Participant dies before payment of benefits commence under the Plan.

         2.14 "Employee" means any person who is employed by one or more Participating Companies or is a United States citizen employed by an Affiliated Company which is a domestic subsidiary engaged in business outside of the United States within the meaning of Section 407 of the Code or a foreign subsidiary within the meaning of Section 406 of the Code. The term "Employee" shall include any person on an authorized leave of absence, but shall not include: (i) any person included in a unit of employees covered by a collective bargaining agreement (as so determined by the Secretary of Labor) between employee representatives and one or more Participating Companies if retirement benefits were the subject of good faith bargaining between such employee representatives and any such Participating Company unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan, or (ii) any person who is a nonresident alien and who received no earned income (within the meaning of Section 911(b) of the Code) from a Participating Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

         2.15 "Existing Board of Directors" means the persons constituting the Company's Board of Directors on October 1, 1989, together with each new director whose election, or nomination for election by the Company's stockholders, was previously approved, or is approved within thirty (30) days after his election or nomination, by a vote of at least two-thirds (2/3) of the directors in office prior to his election as a director.

         2.16 "FICA Wage Base" means the maximum taxable earnings for the calendar year under the Federal Insurance Contributions Act of 1935, as amended from time to time.

         2.17 "Hours of Service" shall be based on the records maintained by a Participating Company or an Affiliated Company and shall include the following:

                   (a) Performance of Duties. Each hour for which an Employee is paid, or entitled to payment, by a participating Company or an Affiliated Company for the performance of duties.

                   (b)  Back Pay. Each hour for which back pay
              (irrespective of mitigation of damages) has been either awarded or agreed to by a Participating Company or an Affiliated Company.

                    (c) Non-Working Time Pay. Each hour for which an Employee is paid, or entitled to payment, by a Participating Company or an Affiliated Company for reasons other than for the performance of duties during a period of service with a Participating Company or Affiliated Company (irrespective of whether the employment relationship has terminated), such as vacation, holiday, sickness, disability, jury duty, military duty or compensated leave of absence and similar paid periods; provided, however, that if such compensated leave of absence is for a Maternity or a Paternity Leave then such Hours of Service will be credited in accordance with Section 2.17(g) hereof. However, no more than 1170 Hours of Service will be credited under this Section 2.17(c) for any single continuous period during which the Employee performs no duties.

                   (d) Uncompensated Leaves of Absence. Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service and subject to the provisions of Sections 4.3 and 4.4 of the Retirement Plan regarding foreign service assignment and Authorized Leaves of Absence, Hours of Service shall include each hour during which an Employee is on an uncompensated leave of absence; provided, however, that if such uncompensated leave of absence is for a Maternity or Paternity Leave, then such Hours of Service shall be credited in accordance with Section 2.17(g) hereof.

                   (e) Non-Working Time and Computation Periods. The rules for determining Hours of Service for periods during which an Employee performs no duties and for determining the manner in which an Employee's Hours of Service will be credited to computation periods shall be the rules contained in Sections 2530.200-2(b) and 2(c) of the regulations promulgated by the Secretary of Labor regarding Hours of Service which are hereby incorporated by reference.

                   (f) Determination of Service To Be Credited to Employees. The number of Hours of Service to be credited to Employees in a computation period shall be based on weeks of employment. An Employee shall be credited with forty-five (45) Hours of Service for each week which the Employee would be required to be credited with at least one (1) Hour of Service in accordance with the rules set forth in Section 1.28(a), (b), (c) or (d) of the Retirement Plan.

                   (g) Maternity and Paternity Leaves. Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service with respect to participation and vesting, during a Maternity or Paternity Leave, an Employee will be credited with each hour for which he or she normally would have been paid, or entitled to payment, by a Participating Company or an Affiliated Company, or if such number of hours cannot be determined, then eight (8) hours for each day of such Maternity of Paternity Leave, up to a maximum of five hundred one (501) hours for any single continuous period (whether or not such period occurs in a single Plan
              Year); provided, however, that the Employee must supply the Committee with such timely information as is reasonably required to establish (i) that such absence from work is a bona fide Maternity or Paternity Leave and (ii) the number of days during such Maternity or Paternity Leave. Each such Hour of Service shall be credited to the Plan Year in which such Maternity or Paternity Leave begins if needed to prevent a One-Year Break in Service which might otherwise occur during such Plan Year, or if not, then to the following Plan Year.

         2.18 "Normal Retirement Date" means the date on which a Participant has attained age sixty-five (65) and completed five Years of Service.

         2.19 "Participant" shall mean an eligible Employee who becomes a Participant in the Plan as provided in Article III hereof.

         2.20 "Participating Company" shall mean the Company and any Affiliated Company which adopts the Plan pursuant to Article VII hereof.

         2.21 "Plan" means the Data General Corporation Supplemental Retirement Benefit Plan as set forth herein, including any amendments hereafter adopted.

         2.22 "Plan Year" means the period of twelve (12) months beginning on October 1 of each calendar year and ending on the following September 30 beginning on or after the Effective Date.

         2.23 "Predecessor Company" means any person, firm or corporation not previously controlled by, or under common control with, the Company or any Affiliated Company prior to the time such entity merges with or into, or consolidates with or is acquired by, the Company or any Affiliated Company.

          2.24 "Retirement Plan" means the Data General Corporation Retirement Plan, as amended from time to time.

         2.25 "Supplemental Retirement Benefit" means the amount determined in accordance with the provisions of Section 4.1 of
    Article IV of this Plan.

         2.26 "Termination of Employment" or "Terminates Employment" means termination of employment with any Participating Company or Affiliated Company, whether voluntarily or involuntarily, other than by reason of a Participant's retirement on or after his Early Retirement Date or Normal Retirement Date, death, Total and Permanent Disability or transfer to a Participating Company or Affiliated Company.

         2.27 "Total and Permanent Disability" means the total and permanent incapacity of a Participant to perform the usual duties of his employment because of a mental, physical or emotional condition. Such incapacity shall be deemed to exist only when (i) a Participant's condition satisfies the definition of disability used to determine eligibility for disability benefits under the Federal Social Security Act and (ii) such Participant is receiving disability benefits under such Act.

         2.28 "Trust" means the legal entity organized pursuant to the Trust Agreement between the Company and the Trustee to hold and administer the Trust Fund in which Contributions made hereunder are to be held, invested and disbursed to or for the benefit of Participants, their Eligible Spouses, dependents or Beneficiaries.

         2.29 "Trust Agreement" means the trust agreement between the Company and the Trustee together with any amendments thereto.

         2.30 "Trust Fund" means the total of Contributions made by the Participating Companies to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Plan and Trust, all in accordance with the provisions of the Trust Agreement.

         2.31 "Trustee" means the person, persons or entity selected by the Board to serve as Trustee pursuant to the Trust Agreement and any successor or successors thereof.

         2.32 "Valuation Date" shall mean the last day of any Plan Year, and as the Committee in its sole discretion may from time to time determine, the last business day of any quarter of any Plan Year.

         2.33 "Years of Service" shall have the same meaning as that expression is used in the Retirement Plan.

                               ARTICLE III

                        ELIGIBILITY TO PARTICIPATE

         3.1 Eligibility Requirement. Each Employee of the Company shall be eligible to participate in the Plan if he/she is a highly compensated employee as that term is defined by Section 414(q) of the Code and he/she earns Compensation equal to or greater than two times the FICA Wage Base.

         3.2 Participation. Each eligible Employee shall become a Participant in the Plan as of the date he satisfies the following:
                   a. meets the requirements of Section 3.1 hereunder and is a participant in the Retirement Plan and either Sections 3.2(b) or 3.2(c) below;

                   b. the eligible Employee's pension benefit under the Retirement Plan is in excess of the limitations contained in Sections 415(b), 415(c) and/or 415(e) of the Code or is otherwise reduced due to the limitations under 401(a)(17) of the Code;

                   c. the eligible Employee's pension benefit under the Retirement Plan would be greater if calculated by an amount equal to one percent (1%) of his Compensation not in excess of the FICA Wage Base for each year of Credited Service, plus two percent (2%) of such Compensation (as defined in the Retirement Plan) in excess of the FICA Wage Base for each year of Credited Service than the one and one half percent (1 1/2%) of his Compensation for each year of Credited Service as provided for in the Retirement Plan;

                                ARTICLE IV

                     SUPPLEMENTAL RETIREMENT BENEFIT

         4.1 Supplemental Retirement Benefit. At his commencement date specified in Section 4.3, a Participant's annual Supplemental Pension Benefit shall equal (a) less (b) below:

                   a. the Participant's accrued benefit through September 30, 1989 plus the Participant's annual retirement benefit calculated in an amount equal to one percent (1%) of his Compensation up to the FICA Wage Base for each year of Credited Service plus two percent (2%) of such Compensation in excess of the FICA Wage Base for each year of Credited Service beginning October 1, 1989, for each active Participant as of October 1, 1991, the active Participant's accrued benefit through September 30, 1989 and annual retirement benefit shall be calculated based on the Participant's Compensation on October 1, 1991 multiplied by the Participant's years of Credited Service as of September 30, 1991, applied to the formula set forth above in this
                   Section 4.1(a) less

                   b. the actual amount of annual benefit that is payable from the Retirement Plan under the normal form of payment applicable to such Participant after application of any restrictions imposed by
                   Article IX of the Retirement Plan (or such other provision as contains the Code Sections 415(b) and 415(e) limitations) or any dollar limitation imposed by Code Section 401(a)(17).

         To the extent that the Participant's accrued benefit payable under the Retirement Plan is increased at any time due to increases in the limitations on benefits under the Code, whether by statute, regulations, actions of the Secretary of Treasury or his delegate, or otherwise, the Participant's benefits hereunder shall be reduced correspondingly.

         4.2 Form of Payment. A Participant or Beneficiary will receive his Supplemental Retirement Benefit under this Plan in the same manner and form as he receives his pension benefits pursuant to Article V of the Retirement Plan, except that in the event the Participant's monthly benefit under this plan is one hundred dollars ($100.00) or less, the Participant shall receive a lump-sum distribution of the Participant's benefit under this Plan. Such Supplemental Retirement Benefit paid under this Plan shall be subject to the withholding and other similar requirements of any applicable governmental law or regulation with respect to taxes or similar provisions.

         4.3 Commencement of Supplemental Retirement Benefit at Retirement. A Participant's Supplemental Retirement Benefit shall commence as of the date the Participant commences benefits under the Retirement Plan.

         4.4       Accrued Supplemental Retirement Benefit.  A
    Participant's accrued Supplemental Retirement Benefit at any point in time prior to retirement shall be equal to the amount determined under Section 4.1 of this Plan based on the Participant's Compensation and Credited Service as of the date of determination.

         4.5 Vested Supplemental Retirement Benefit. Subject to the forfeiture of benefits provisions of Section 4.8 hereunder, a Participant's right to a benefit under this Plan shall be accrued, subject to the provisions of the Trust, if he is credited with five (5) Years of Service.

         4.6 Supplemental Pre-Retirement Death Benefit. Upon the death of a Participant prior to commencement of benefits, the Plan shall provide such Participant's surviving Eligible Spouse with the Participant's accrued Supplemental Pre-Retirement Death Benefit under the same terms and in the same manner as provided by the applicable death benefit provision of the Retirement Plan.

         4.7 Allocation of Surplus Assets of the Trust Upon Change in Control of the Company. In the event of a Change in Control of the Company a Participant's right to a benefit under this Plan shall become immediately fully vested and nonforfeitable. Subsequent to a Change in Control of the Company and upon the occurance of any of the following: (i) Amendment to reduce the benefits under the Plan, (ii) Plan termination, (iii) merger or consolidation of the Plan or Trust, or (iv) discontinuance of contributions subsequent to a Change in Control of the Company, all assets and credits in the Trust Fund shall accrue to the benefit of the Participant and be allocated in the manner described in Section 4.1 hereof as if the Plan were terminated as of the date of any event described in clauses (i) through (iv) above (the "Allocation Date"), and if any surplus in the Trust Fund remains in the Trust Fund, such surplus shall accrue to the benefit of, and be allocated to, all such Participants in the manner hereinafter described.
    The portion of such surplus that is allocable to each such Participant shall be determined by multiplying the entire surplus by a fraction, the numerator of which is the actuarial present value of the Participant's benefit under the Plan (determined without regard to the allocation of any surplus) as of the Allocation Date and the denominator of which is the actuarial present value of all Participants' benefits under the Plan (determined without regard to the allocation of any surplus) as of the Allocation Date. The Committee shall direct the Trustee, as soon as reasonably practicable following the Allocation Date, to pay in the form of a lump-sum payment to all persons who were Participants on the Allocation Date, all amounts sufficient to satisfy the pension obligations of the Plan as of such date in respect to all such Participants, taking into account the allocation of any surplus in the Fund as hereinabove described. Each person who is a Participant on the Allocation Date shall have a fully vested and nonforfeitable interest in his entire pension benefits then accrued under the Plan, including any pension benefit accrued by reason of this Paragraph. Notwithstanding anything contained in this Plan to the contrary, the foregoing provisions of this Paragraph may not be amended following a Change in Control of the Company without the written consent of a majority in both number and interest of the Participants and their Beneficiaries under this Plan.

         4.8 Forfeiture of Benefits. Subject to the provisions of Sections 4.7 and 4.9 hereof, all benefits for which a Participant would otherwise be eligible hereunder may be forfeited, at the discretion of the Board, under the following circumstances:

              (a) The Participant is discharged by a Participating Company or Affiliate for cause; or

              (b) The Participant is discharged by a Participating Company or Affiliate subsequent to conviction for the commission of a felony.

              (c) Determination by the Board that the Participant engaged in misconduct in connection with his employment with the Company, a Participating Company or Affiliate; or

              (d) The Participant has at any time disclosed directly or indirectly any secret or other confidential information of the Company to any competitor of the Company or to any person not authorized to receive such information.

          4.9 Accrual of Benefits Upon Termination of Plan. In the event a Participating Company or Affiliate terminates the Plan, the rights of all Participants of the terminated Plan of such Participating Company or Affiliate to their accrued benefits shall thereupon become nonforfeitable, to the extent permitted under the Trust Agreement, notwithstanding any other provisions of the Plan.

         4.10 Medical Benefits. For each Key Employee (as defined in the Retirement Plan) and his Dependents (as defined in the Data General Corporation Retiree Medical Plan) who is eligible for Medical Benefits as provided in Article II under the Data General Retiree Medical Plan and whose separate account under the Medical Plan has been depleted, the Trust Fund shall pay to the Data General Medical Plan the amounts set forth on Schedule A of the Retirement Plan.


                                ARTICLE V

                                  TRUST

         5.1 Administration and Management of the Trust Fund. All contributions shall be paid to the Trustee, who shall be appointed by the Board, and who shall deposit such contributions in the Trust Fund. Pursuant to and in accordance with the terms of the Trust Agreement the Trustee shall have exclusive authority and discretion, as permitted by the Trust Agreement and the provisions of this Plan, to administer the Trust and manage the assets held in the Trust Fund, except those assets which are managed by any Investment Manager appointed by the Committee, and shall have all the duties and responsibilities set forth in the Trust Agreement.

         5.2 Valuation of the Trust Fund. The Trustee shall value the Trust Fund at its fair market value as of each Valuation Date. In making such valuation, the Trustee shall deduct all charges, expenses and other liabilities then chargeable against such Trust Fund in order to give effect to income, expenses, or losses, including appreciation or depreciation in the value of theTrust Fund since the last previous Valuation Date. As soon as practicable after each Valuation Date, the Trustee shall deliver in writing to the Committee a valuation of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) since the last previous Valuation Date.




                                ARTICLE VI

                              ADMINISTRATION

         6.1 The Committee. The Board shall appoint a Committee consisting of not less than two (2) nor more than five (5) members and shall designate one member as the Chairman thereof and one member as the Secretary thereof. The initial Committee shall consist of three (3) members, and thereafter the number of members which shall constitute the whole Committee may be increased or decreased by resolution of the Executive Committee of the Board, but shall in no case be less than two (2) members nor more than five (5) members. All members of the Committee shall serve until their resignation or dismissal by the Board, and vacancies shall be filled in the same manner as the original appointments. The Committee shall be the Plan administrator and any member or members of the Committee designated by the Chairman shall be authorized to sign any reports in representation of all members. The Board may dismiss any member of the Committee at any time without cause.

         6.2       Administrative Rules.   The Committee shall, from
    time to time, establish rules for the administration of the Plan and shall have the sole responsibility and authority for the control and management of the operation and administration of the Plan. The Committee shall determine all questions arising in the administration, interpretation and application of the Plan, and such determination shall be conclusive and binding on all persons. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants, Eligible Spouses, dependents and Beneficiaries in similar circumstances.

         6.3 Decisions and Actions of Committee. The Committee may act at a meeting or in writing without a meeting. All decisions and actions of the Committee shall be made by vote of the majority, including actions in writing taken without a meeting. Any member of the Committee who shall not concur with any action or failure to act by the majority of the Committee shall deliver written notice of his nonconcurrence to the Committee promptly after such action or failure to act or notification to him of such action or failure to act.

         6.4 Authorization of Payments. The Committee shall establish all necessary rules for payment of benefits. Periodically, the Committee shall notify the Trustee of the amount of money necessary to provide benefits to Participants, Eligible Spouses, dependents and Beneficiaries who qualify for such payments. The Committee shall keep a record of each Participant's name, address, social security number, benefit commencement date and amount of benefit.
         6.5 Administrative and Professional Assistance. The Committee shall appoint accountants, an Actuary and any other persons required to be appointed for the operation and administration of the Plan and may appoint counsel and other persons, including Employees of the Company, as it deems necessary or advisable for the operation and administration of the Plan.
    The Committee may delegate any or all of its powers or duties to such persons or agents unless specifically prohibited from doing so in the Plan or Trust. In the event of an authorized delegation, the delegate shall assume the full burden of performing the duties or exercising the powers delegated and the Committee shall thereafter be responsible only for having made an appropriate and prudent delegation and for changing or revoking the delegation if the performance of the delegate is not appropriate under the Plan.

         6.6 Appointment of Investment Managers. The Committee may appoint one or more Investment Managers (as defined in the Retirement Plan) to manage and invest (including the power to acquire or dispose of) that portion of the assets of the Trust as provided in the Trust Agreement. The functions of the Investment Manager shall be limited to the specific services and duties for which he is engaged, and such person shall have no other duties, obligations or responsibilities under the Plan or Trust. Such person shall exercise no discretionary authority or discretionary control respecting the management of the Plan. The Committee may remove any Investment Manager at any time and upon such removal or upon the resignation of any Investment Manager, the Committee may designate a successor Investment Manager. The fees and costs of such services shall be an administrative cost of the Plan.

         6.7 Reliance on Actuary. The Committee shall be entitled to rely conclusively upon all reports, opinions, tables, valuations, certificates and computations furnished by the Actuary.

         6.8 Agent for Service of Legal Process. The Chairman of the Committee shall serve as agent for service of legal process.

         6.9 Plan Expenses. The Participating Companies shall pay all expenses reasonably incurred in the administration of the Plan and Trust; provided, however, that the Trustee may pay such expenses from the assets of the Trust upon request of the Committee, to the extent such expenses have not been paid by the Participating Companies. The Participating Companies shall reimburse the Trust Fund for any Trust Fund assets used by the Trustee to pay expenses incurred in administration of the Plan. The members of the Committee shall serve without compensation for their services as such, but all expenses of the Committee shall be expenses of the Plan. No Employee shall receive compensation from the Plan regardless of the nature of his services to the Plan.

         6.10 Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate relating to records of Participants' service; accrued benefits and the percentage of such benefits which are accrued under the Plan; notifications to Participants.

         6.11 Multiple Capacities. Any person or group of persons may serve in more than one capacity with respect to the Plan.

         6.12 Indemnification. The Company shall indemnify each member of the Board and the Committee, and agents thereof, under the Plan against any and all claims, losses, damages, expenses (including reasonable attorneys' fees) and liabilities for anything done or omitted to be done in connection with the Plan (including the Trust Agreement), except when the same is due to the willful misconduct of such person.


                               ARTICLE VII

                  ADOPTION OF PLAN BY AFFILIATED COMPANY

         7.1 Any Affiliated Company, whether or not presently existing, may, with the written approval of the Board, adopt the Plan pursuant to appropriate written resolutions of the board of directors of such Affiliated Company. Any such Affiliated Company shall also execute such documents with the Trustee as may be necessary to make such Affiliated Company a party to the Trust as a Participating Company. An Affiliated Company which adopts the Plan shall thereafter be a Participating Company with respect to its Employees for purposes of the Plan.


                               ARTICLE VIII

                              MISCELLANEOUS

         8.1 Non-Guarantee of Employment. Neither the establishment of the Plan nor the making of contributions by any Participating Company nor any action of any Participating Company, Board, Committee or the Trustee, shall be held or construed to confer upon any person any right to be continued as an Employee of any Participating Company. All Participants shall be subject to discharge to the same extent as if the Plan had never been adopted, and each Participating Company expressly reserves the right to discharge any Employee without any liability on the part of the Participating Company, the Trustee or any member of the Board or the Committee.

         8.2 Rights Under the Retirement Plan. Nothing in this Plan shall be construed to limit, broaden, restrict or grant to a Participant, Employee, Eligible Spouse, dependent or any Beneficiary thereof under the Retirement Plan, nor grant any additional rights or benefits to any such Participant, Employee, Eligible Spouse, dependent or Beneficiary thereof under the Retirement Plan, nor in any way to limit, modify, repeal or otherwise affect the Company's or its Board's right to amend or modify the Retirement Plan.

         8.3 Payment of Benefits to Incompetent. If the Committee receives evidence that (a) a person entitled to receive any benefit under the Plan is legally, physically or mentally incompetent to receive such benefit and to give a valid release therefor and (b) another person or an institution is then maintaining or has custody of such person and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the payment of such benefit may be made to such other person or institution as the Committee may determine. Any such payment shall be a payment on behalf of such person and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such person and neither any Participating Company, the Trustee nor any member of the Board or the Committee shall be liable to any person or individual by reason of such payment.

         8.4 Missing Person. In the event any benefit shall become payable to any person or upon his death to his legal representative and, if after written notice from the Committee mailed to such person's last-known address as shown in the Participating Company's records, such person or his legal representatives shall not have presented himself to the Committee within six (6) years after the mailing of such notice, then the Committee may, in its sole discretion, distribute such amount, including any benefit thereafter becoming due to such person or legal representative, among the Eligible Spouse and blood relatives of such person, or the Committee may, but it is not required to, direct that said benefit be paid to the Trustee to form a part of the Trust Fund. When any benefit may be payable to the spouse or blood relative of a Participant by reason of his failure or the failure of his legal representative to present himself to the Committee within such six (6) year period, such spouse or blood relative shall have an additional four (4) year period in which to present himself to the Committee. Payments made in good faith to any person, to a person's legal representative or to any individual(s) who have, on the presentation of reasonable proof, established to the satisfaction of the Committee that he is the Eligible Spouse or blood relative of such person, whether or not made before the expiration of the periods provided for herein for presentation of himself, shall, to the extent of such payments, be a complete discharge of all obligations arising pursuant to the Plan and neither any Participating Company, the Trustee nor any member of the Board or the Committee shall be liable to any person or individual by reasons of such payments.

         8.5 Forms. The Committee shall provide such appropriate forms as it may deem expedient in the administration of the Plan and no instrument for which a form is so provided shall be valid unless upon such form.

         8.6  Notices.

              (a) Any notice required to be given by a Participating Company, Affiliated Company or the Committee to a Participant, Eligible Spouse, dependent or Beneficiary shall be in writing and shall be deemed satisfactorily given if such notice is mailed by first-class mail to the last known address of the person entitled to the same as reflected on the records of the Participating Company or Affiliated Company. The foregoing sentence shall not preclude notice from effectively being given if actually received by the person entitled to the same in any other way.

              (b) Any notice or other communication required to be given by a Participant, spouse, dependent or Beneficiary to the Committee shall be in writing and shall be mailed by first-class mail to the Committee in care of the Company. The foregoing sentence shall not preclude notice from effectively being given if actually received by the Committee in any other way. Notwithstanding any other provision of the Plan, no notice or other communication sent by a Participant, spouse, dependent or Beneficiary to the Committee shall be effective for any purpose unless received by the Committee.

         8.7 Amendment. The provisions of the Plan may be amended in any respect at any time by the Board, and retroactively if deemed advisable by it; provided, however, that no such amendment shall (i) in any way alter the provisions of Section 4.7 hereof without the written consent of a majority in both number and interest of the Participants of the Plan and their Beneficiaries, (ii) reduce the benefits payable under the Plan with respect to periods of service prior to such amendment, (iii) eliminate an optional form of benefit, if any, provided under the Plan, (iv) reduce or eliminate any early benefits or (v) make it possible for any part of the Trust Fund to be used for purposes other than for the exclusive benefit of Participants, Eligible Spouses, dependents or Beneficiaries under the Plan and defraying reasonable expenses of administering the Plan.

          8.8 Right to Terminate Plan. Each Participating Company contemplates that the Plan shall be permanent and that it shall be able to make Contributions to the Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, each Participating Company, subject to approval of the Board, reserves the right to terminate (as to such Participating Company) either the Plan or both the Plan and the Trust.

          8.9 Merger or Consolidation of Plan and Trust. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

         8.10 Controlling Law. The provisions of the Plan shall be construed, interpreted, administered and enforced according to the laws of the Commonwealth of Massachusetts and all applicable Federal laws.

         8.11 Rights to Trust Fund Assets. No Employee shall have any right to, or interest in, any assets of the Trust Fund upon his Termination of Employment or otherwise, except as provided in the Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund.

         8.12 Nonassignability. The benefits payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind until such benefits are payable to the Participant at which time the benefits become the property of the Participant, Eligible Spouse, dependent or Beneficiary thereof and any attempt to cause any benefits hereunder to be so subjected shall not be recognized, except to the extent required by applicable law.

         8.13 Separability. If any provision of the Plan proves to be, or is finally held by a court, tribunal, board or authority of proper jurisdiction to be invalid such invalid or violative provision shall be disregarded, null and void and no part of the Plan, but such nullification of such provision shall not otherwise impair or affect the Plan or any other provision or term hereof.

         8.14 Captions. The captions at the beginning of the several numbered sections and paragraphs of the Plan are not part of its context, but are only guides and labels to assist in the reading thereof, and are to be ignored in construing it.

         8.15 Terminology. Whenever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular and the masculine pronoun shall be deemed to include the feminine or neuter, unless the context clearly indicates otherwise.

                             TRUST AGREEMENT
                                 FOR THE
                         DATA GENERAL CORPORATION
                   SUPPLEMENTAL RETIREMENT BENEFIT PLAN


         THIS AGREEMENT is made as of the First day of October, 1989,

    by and between Data General Corporation, a Delaware corporation having its principal office at 4400 Computer Drive, Westboro,

    Massachusetts 01580 (the "Company") and Boston Safe Deposit and

    Trust Company, a Massachusetts trust company having its principal office at One Boston Place, Boston, Massachusetts 02108 (the

    "Trustee").

                           W I T N E S S E T H



         WHEREAS, the Company [and certain of its affiliates and/or subsidiaries, (each such affiliate and/or subsidiary being included in the definition of Company where the context so requires)] has adopted a Supplemental Retirement Benefit Plan

    (hereinafter the "Plan") for the purpose of providing its

    employees with certain benefits that cannot be provided under the

    Company's Retirement Plan;

         WHEREAS, the Company desires to provide additional assurances to the participants in the Plan (the "Participants") and the beneficiaries or estates under the Plan (collectively the

    "Beneficiaries") that their benefits under the Plan will in the future be met by the application of the procedures set forth herein;

         WHEREAS, the Trustee has agreed to act as Trustee of the

    trust fund created hereunder and to hold and administer such assets as may be delivered to it as hereinafter provided;

         WHEREAS, the Plan provides that it is to be administered by a group of individuals appointed by the Company which has

    established the Plan, (hereinafter referred to as the

    "Committee");

         WHEREAS, contributions delivered to the Trust as determined by the Company from time to time in its sole discretion, and the earnings thereon shall be used by the Trustee solely in

    satisfaction of the liabilities of the Company with respect to the

    Participants and Beneficiaries, unless otherwise provided for herein;

         WHEREAS, upon satisfaction of all liabilities of the Company with respect to a Participant or Beneficiary under the Plan,

    including liabilities to the Participants and Beneficiaries arising from Section 4.7 of the Plan ("Allocation of Surplus

    Assets of the Trust Upon Change in Control of the Company"), the

    balance, if any, remaining in such Trust Fund shall revert to the

    Company, except that all amounts in such Trust Fund shall at all times be subject under this Agreement to the claims of the

    Company's creditors as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:


                                 ARTICLE I



         Section 1.1 Establishment of Trust.  The Company hereby

    establishes with the Trustee a grantor trust consisting solely of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee in such amounts and on such dates as the Company, in its sole discretion, may determine and the earnings and profits thereon.

    The trust established hereunder shall be known as the Trust

    Agreement for the Data General Corporation Supplemental Retirement

    Benefit Plan (the "Trust").  All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Trust Fund" and shall be held by the Trustee, IN

    TRUST, in accordance with the provisions of this Agreement.

         Section 1.2 Trustee Responsibility.  The Trustee shall hold,

    manage, invest and otherwise administer the Trust Fund pursuant to the terms of this Agreement.  The Trustee shall be responsible only for the contributions actually received by it hereunder.  The amount of each contribution made by the Company to the Trust Fund shall be determined in the sole discretion of the Company, and the

    Trustee shall have no duty or responsibility with respect

    thereto.  Except as otherwise specifically agreed to by the

    Trustee, the Trustee shall not be responsible for the

    administration of the Plan (including without limitation the determination of Plan participation rights of employees of the

    Company and determination of benefits of the Participants or

    Beneficiaries of the Plan); provided, however, that upon a Change in Control of the Company and any of the following; (i) amendment of the Plan to reduce the benefits under the Plan; (ii) Plan termination; (iii) merger or consolidation of the Plan or Trust;

    or (iv) discontinuance of contributions subsequent to a Change in

    Control of the Company; the Trustee shall allocate the assets of the Trust Fund as provided in Section 4.7 of the Plan and make payments to Participants and Beneficiaries as provided in Section

    4.7 of the Plan.  The Trustee shall not have any authority or obligation to determine the adequacy of or to enforce the

    collection from the Company of any contribution to the Trust Fund,

    provided, however, that upon a Change in Control of the Company the Trustee shall, following a valuation by an actuary indicating that a contribution is necessary to fund the benefits set forth herein and failure of the Company to make such contribution within

    60 days notice that such contribution is necessary, notify the

    Company that the Trustee has determined that contributions have been discontinued subsequent to a Change in Control and shall allocate the assets of the Trust Fund and make payments to

    Participants and Beneficiaries as provided in Section 4.7 of the

    Plan.  Except to the extent that the Trustee has otherwise specifically agreed in writing, the Trustee shall not be

    responsible, directly or indirectly, for the investment or reinvestment of the assets of the Trust Fund, which investment and reinvestment shall be the sole responsibility of the Company unless otherwise delegated by the Company as provided in ARTICLE

    IV hereof; provided, however, that upon a Change in Control of the

    Company and any of the following: (i) amendment of the Plan to reduce the benefits under the Plan; (ii) Plan termination; (iii)

    merger or consolidation of the Plan or Trust; (iv) discontinuance of contributions subsequent to a Change in Control of the Company;

    or (v) investment of the assets or any part thereof in the securities, loans, investments, indebtedness or financial vehicles offered by, from or of affiliates, or persons or entities

    affiliated with, or related to the Company, its officers,

    directors or principal stockholders; the Trustee shall at that time become solely responsible for the investment and reinvestment of the assets of the Trust Fund until the distribution of the assets in accordance with the provisions of Section 4.7 of the

    Plan, by agreement of the parties hereto.  Notwithstanding anything in the Plan or this Agreement to the contrary, the agreement of the parties hereto that the Trustee shall assume the sole responsibility for the investment and reinvestment of the assets of the Trust Fund upon a Change in Control of the Company and any of the following: (i) amendment of the Plan to reduce the benefits under the Plan; (ii) Plan termination; (iii) merger or consolidation of the Plan or Trust; (iv) discontinuance of contributions subsequent to a Change in Control of the Company; or

    (v) investment of the assets or any part thereof in the

    securities, loans, investments, indebtedness or financial vehicles offered by, from or of affiliates, or persons or entities

    affiliated with or related to the Company, its officers,

    directors, or principal stockholders; shall not be amended or modified without the written consent of a majority in both number and interest of the Participants and their Beneficiaries under the

    Plan.

         Section 1.3  Payments from Trust Fund.  Subject to the

    provisions of Section 2.1 of this Agreement, the Trustee shall make payments from the Trust Fund as directed by the Committee which administers the Plan or the Committee's designee.  The

    Committee, in directing the Trustee to make payments, shall follow the provisions of the Plan so that it shall be impossible, except as provided in Section 2.1 of this Agreement, at any time prior to the satisfaction of all liabilities under the Plan with respect to the Participants and Beneficiaries covered under the Plan, for any part of the Trust Fund to be used for or diverted to, purposes other than for the benefit of such participants or beneficiaries or in the event the Company enters into bankruptcy under the

    Bankruptcy Act of the United States or the bankruptcy laws of any state alleging that the Company is insolvent or bankrupt, to the creditors of the Company.  Subject to the foregoing, the Committee may direct such payments to be made to any person, including any member of such Committee, or to the Company, or to any paying agent designated by the Company, and in such amounts as the

    Committee shall direct.  The Trustee shall have no responsibility with respect to any payment made, pursuant to such an authorized direction, to any Employer, any Committee or member thereof, to any paying agent, or to any other person, and any payment so made shall be held in trust by the recipient until disbursed in accordance with the Plan or ruling body in a bankruptcy

    proceeding.  Each direction of the Committee shall be in writing signed by at least a majority of the members of the Committee or signed by a designee of the Committee whose appointment has been confirmed to the Trustee in writing and signed by at least a majority of the members of the Committee.  Each direction of the

    Committee or its designee shall be deemed to include a

    certification that any payment directed thereby is one which the

    Committee is authorized to direct, and the Trustee may

    conclusively rely on such certification without further

    investigation.  Payments by the Trustee may be made by its check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the Committee or by the payee, or if no such address has been so furnished, to the payee in care of the Company.

         Section 1.4 Change in Control of the Company.  For purposes of this Agreement, the term "Change in Control of the Company",

    shall mean:

                   (i)  The acquisition, other than from the Company,

    by any individual, entity or group (within the meaning of Section

    13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as

    amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25%

    or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the

    combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of

    directors (the "Outstanding Company Voting Securities"), provided,

    however, that any acquisition by the Company or any of its subsidiaries, or by any employee benefit plan (or related trust)

    sponsored or maintained by the Company or any of its subsidiaries,

    or by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such

    corporation entitled to vote generally in the election of

    directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners,

    respectively, of the Outstanding Company Common Stock and

    Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their

    ownership, immediately prior to such acquisition, of the

    Outstanding Company Common Stock and Outstanding Company Voting

    Securities, as the case may be, shall not constitute a Change in

    Control;

                   (ii)  Individuals who, as of January 1, 1989,

    constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to January 1, 1989 whose election, or nomination for election, by the Company's

    shareholders, was approved by a vote of at least a majority of the

    Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board,

    but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the

    Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                   (iii)  Approval by the stockholders of the Company

    of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the

    Outstanding Company Common Stock and Outstanding Company Voting

    Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than

    60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of

    Directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the

    Company.

         The Trustee may request that the Company furnish evidence to determine, or to enable the Trustee to determine, whether a Change in Control of the Company has occurred.  In performing any of its obligations or taking any discretionary action under the

    provisions of the Plan or this Agreement which is dependent upon a

    Change in Control of the Company having occurred, the Trustee may rely on its determination, including an opinion of counsel (who may be counsel engaged by the Trustee solely to render an opinion as to whether or not a Change in Control of the Company has occurred and whose fees are considered expenses of administering the Plan), that a Change in Control has occurred, unless such a determination arises out of the Trustee's gross negligence or willful misconduct.  The Trustee's determination as to whether a

    Change in Control of the Company has occurred shall be binding and conclusive on all persons.



                                ARTICLE II



         Section 2.1 Company Insolvency.  Notwithstanding any

    provision in this Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes insolvent (as defined herein), the Trustee shall upon written notice thereof suspend the payment of all benefits from the Trust Fund and shall thereafter hold the Trust Fund in suspense until it receives a court order directing the disposition of the Trust Fund; provided,

    however, the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending the receipt of such court order.  The Company shall be considered to be insolvent if bankruptcy or insolvency proceedings are initiated by its creditors or the Company or any third party under the Bankruptcy Act of the United States of America or the

    bankruptcy laws of any State having appropriate jurisdiction over the Company, alleging that the Company is insolvent or bankrupt.

    By its approval and execution of this Agreement, the Company represents and agrees that its Board of Directors and Chief

    Executive Officer, as from time to time acting, shall have the duty to inform the Trustee in writing of the Company's insolvency

    (as defined herein) and the Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made.  Absent such notice, the Trustee shall have no responsibility for determining whether or not the Company has become insolvent unless the Trustee receives written

    allegations of the event of insolvency from a third party

    considered by the Trustee to be reliable and responsible.  If after an event of insolvency, the Company later becomes solvent without the entry of a court order concerning the disposition of the Trust Fund, the Company shall by written notice so inform the

    Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Agreement without regard for this

    Section 2.1 until and unless the Company again becomes insolvent as such term is defined herein.

         Section 2.2 Funding of Trust and Plan.  The Company

    represents and agrees that the Trust established under this

    Agreement does not fund and is not intended to fund the Plan or any other employee benefit plan or program of the Company.  This

    Trust is and is intended to be a depository arrangement with the

    Trustee for the setting aside of cash and other assets of the

    Company as and when it so determines in its sole discretion for the meeting of part or all of its future retirement obligations to the Participants and their Beneficiaries under the Plan.

    Contributions by the Company to the Trust shall be in amounts determined solely by the Company.  The Company shall make its contributions to the Trust in accordance with appropriate

    corporate action and the Trustee shall have no responsibility with respect thereto, except to add such contributions to the Trust

    Fund.  The purpose of this Trust is to provide a fund from which retirement benefits may be payable under the Plan and as to which

    Participants and their Beneficiaries may, by exercising the procedures set forth herein, have access to some or all of their benefits as such become due without having the payment of such benefits subject to the administrative control of the Company unless the Company becomes insolvent as defined in Section 2.1.

         Section 2.3 Company as Owner.  Nothing provided in this

    Agreement shall relieve the Company of its liabilities to pay the retirement benefits provided under the Plan except to the extent such liabilities are met by application of the Trust Fund's assets.  It is the intent of the Company to have the Trust Fund established hereunder designed to satisfy in whole or in part the

    Company's legal liability under the Plan.  All assets of the Trust

    Fund remain the assets of the Company.  All expenses of

    administering the Plan and the Trust Fund are expenses of the

    Company.  All income, deductions and credits of the Trust Fund belong to the Company as owner for income tax purposes and will be included on the Company's income tax return.

         Section 2.4 Non-ERISA Plan.  The Company further represents that the Plan is an excess benefit plan and as such is exempt from the application of the Employee Retirement Income Security Act of

    1974 ("ERISA").  The Company further represents that the Plan is not qualified under Section 401 of the Internal Revenue Code of

    1986 (the "Code") and therefore is not subject to any of the Code requirements applicable to tax-qualified plans.

         Section 2.5 Participants as Unsecured Creditors.

    Participants and their Beneficiaries shall have the rights under this Agreement of unsecured general creditors of the Company and shall not have any preferred claim on, or any beneficial ownership interest in, the Trust Fund prior to the time amounts in the Trust

    Fund are paid to such Participants or Beneficiaries as benefits under Section 3.3.



                               ARTICLE III



         Section 3.1 Information to be Provided to Trustee.  The

    Company shall maintain and furnish the Trustee with such reports,

    documents and information as shall be required by the Trustee to perform its duties and discharge its responsibilities under this

    Agreement, including without limitation a certified copy of the

    Plan and any and all amendments thereto, and written reports setting forth the name, address, date of birth and social security or tax identification number of each Participant and Beneficiary,

    a listing of the adjusted value of each separate Participant amount as of each valuation date prior to a distribution following a Change in Control of the Company as required pursuant to Section

    4.7 of the Plan, and a listing of each Participant's accrued benefit (determined as of the most recent September 30 or such other date as may be determined by the Company prior to a

    distribution following a Change in Control of the Company as required pursuant to Section 4.7 of the Plan.)  The Trustee shall be entitled to rely on the most recent reports, documents and information furnished to it by the Company.  The Company shall be required to notify the Trustee as to the termination of employment of any Participant by reason of death, retirement or otherwise.

    Notwithstanding the foregoing, at any time after a Change in

    Control of the Company, the Trustee may rely upon the information provided to the Trustee by the Participant (or the Beneficiary of

    a deceased Participant).

         The Company shall arrange for each Investment Manager, if

    someone other than the Trustee is appointed Investment Manager,

    appointed pursuant to Section 4.5, and each insurance company issuing contracts held by the Trustee pursuant to Section 4.6, to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Agreement, and the Trustee shall be fully protected in relying upon such valuations and reports.

         After the execution of this Agreement, the Company shall

    promptly file with the Trustee a certified list of names and specimen signatures of the Committee members administering the

    Plan and any delegee designated by written notice signed by a majority of the member of the Committee to act for the Committee and the Company with respect to the Plan and Trust.  Such

    certified list shall describe the powers delegated by the

    Committee to such persons and the limits on such powers so delegated, if any.  The Company, by written notice signed by a majority of the members of the Committee administering the Plan,

    shall promptly notify the Trustee of the addition or deletion of any person's name to or from the list, respectively.  Until receipt by the Trustee of notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person.  All certifications, notices and

    directions by any such person or persons to the Trustee, within the authority delegated to such person or persons by the whole

    Committee as provided above, shall be in writing signed by such person or persons.  The Trustee may rely on any such

    certification, notice or direction, within the authority delegated to such person or persons by the Committee as provided above,

    purporting to have been signed by or on behalf of such person or persons that the Trustee believes to have been signed thereby.

    The Trustee may rely on any certification, notice or direction of the Committee that the Trustee believes to have been signed by a duly authorized delegee of the Committee.  The Trustee shall have no responsibility for acting in reliance upon any notification believed by the Trustee to have been signed by a duly authorized delegee of the Committee.  If at any time there is no person authorized to act under this Agreement in behalf of the Committee or the Company, the Board of Directors of the Company (or if the

    Board has ceased to exist, the individuals who last served as

    Directors) shall have the authority to act hereunder.

         Section 3.2 Payments to Participants and/or Beneficiaries.

    Subject to Sections 2.1, 3.5 and 10.7, the Trustee shall commence distributions to a Participant under the Plan upon written notification by the Committee or the Trustee's own determination that a distribution is required by Section 4.7 of the Plan, that such Participant (or Beneficiary) has become entitled to receive benefit payments under the Plan.  Notification from the Committee shall include the amount of such benefits, the manner of payment and the name, address and social security number of the

    recipient.  The Trustee may take such reasonable steps as it, in its sole discretion, determines are necessary to verify any claim by a Participant (or Beneficiary) that such Participant (or

    Beneficiary) has become entitled to receive benefit payments under the Plan or a lump-sum distribution as provided in Section 4.7 of the Plan and to verify any information provided by such

    Participant (or Beneficiary) as to the amount of such benefits and the manner of their payment.  Upon receipt of proper notification and appropriate Federal, state and local tax withholding

    information, the Trustee shall commence distributions of cash or property, if applicable, from the Trust Fund in accordance with the terms of the Plan.  Payment shall be mailed to the person to whom such distributions or payment is to be made, at such address as may have been last furnished to the Trustee.  The Trustee shall have no responsibility for and shall incur no liability with respect to any payment made pursuant to a direction received in accordance with this Section 3.2 or, in the event of a dispute, an arbitrator's award issued pursuant to Section 10.7 hereof.

         Section 3.3 Satisfaction of Plan Liabilities.  Upon the

    satisfaction of all the Company's liabilities under the Plan to all the Participants (and such Participants' Beneficiaries) the

    Trustee shall thereupon hold and distribute the balance, if any,

    remaining in the Trust Fund in accordance with the written instructions of the Committee.  At no time prior to the Company's release from bankruptcy proceedings, in the event of the Company's insolvency (as defined in Section 2.1 hereof), or the satisfaction of all liabilities of the Company under the Plan in respect of all

    Participants and Beneficiaries shall any part of the Trust Fund revert to the Company.

         Section 3.4 Tax Withholding.  The Trustee shall withhold from any payment to a Participant (or a Beneficiary) hereunder the amount required by law to be so withheld under Federal, state and local wage withholding requirements or otherwise, and shall pay over to the appropriate government authority the amount so withheld.  The Trustee may rely on instructions from the Committee as to any required withholding and shall be fully protected under

    Section 5.3 in relying on such instructions.  For purposes of the preceding sentence, a failure by the Committee to provide any instructions as to required withholding may be deemed by the

    Trustee to be an instruction by the Committee to withhold the full amount required by law.

         Section 3.5 Election Upon Taxation of Benefit.  In the event any Participant (or Beneficiary) is determined to be subject to

    Federal income tax on any amount prior to the time of payment hereunder, the Participant (or Beneficiary) may elect to be advised of the amount of tax payable or to have distributed to such Participant (or Beneficiary) the entire amount determined to be so taxable.  A Participant (or Beneficiary) is determined to be subject to Federal income tax on the amount provided for under the

    Plan upon the earliest of: (a) a final determination by the United

    States Internal Revenue Service addressed to the Participant (or

    Beneficiary) which is not appealed to the courts; (b) a final determination by the United States Tax Court or United States

    District Court affirming any such determination by the Internal

    Revenue Service that amounts provided such Participant (or

    Beneficiary) under the Plan are subject to Federal income tax,

    unless such determination has been appealed to a higher United

    States Court or; (c) a final determination of the appeal or refusal of the higher court to hear the appeal.  Any distribution from the Trust Fund to a Participant (or Beneficiary) under this

    Section 3.5 shall be applied in an equitable manner to reduce the

    Company's liabilities to such Participant (and/or Beneficiary)

    under the Plan.



                                ARTICLE IV



         Section 4.1 Standard of Care. The Trustee and each Investment

    Manager appointed pursuant to Section 4.5, if any, shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an

    enterprise of a like character and with like aims; provided,

    however, that the Trustee shall incur no liability to anyone for any action taken or failure to take any action pursuant to a direction, request or approval given in writing by a properly authorized delegee of the Committee and contemplated by and complying with the terms of this Agreement or the Plan or for failure to take any action in the absence of such a direction,

    request or approval.  The duties of the Trustee shall be only those specifically undertaken pursuant to this Agreement or by means of a separate written agreement.  The Trustee may consult with legal counsel (who may be counsel for the Trustee) with respect to any of its duties or obligations hereunder.

         Section 4.2 Investment of Trust Assets.  Unless an Investment

    Manager has been appointed pursuant to Section 4.5, or the

    Committee and Trustee have mutually agreed in a separate writing that the Trustee shall have and exercise investment discretion, in either case with respect to all or a portion of the assets of the

    Trust, the Committee shall have complete discretion with respect to the investment of such assets at all times prior to both (i) a

    Change in Control of the Company and (ii) any of the following;

    (a) Amendment to the Plan to reduce the benefits under the Plan,

    (b) Plan termination, (c) merger or consolidation of the Plan or

    Trust, or (d) discontinuance of contributions subsequent to a

    Change in Control of the Company, and shall direct the Trustee accordingly.  After both a Change in Control of the Company and one of the above enumerated events, the Trustee shall allocate and distribute the assets of the Trust Fund as provided in Section 4.7 of the Plan.  Subject to the foregoing, the Trustee shall have the power:

              (a) to deposit securities with custodians or securities

         clearing corporations or depositories or similar

         organizations, whether located within the Commonwealth of

         Massachusetts or elsewhere in the United States or abroad,

         except that the indicia of ownership of any property shall not be maintained outside the jurisdiction of the district courts of the United States;

              (b) to retain any property at any time received by the

         Trustee;

              (c) to register securities in its name or in the name of

         any nominee with or without indication of the capacity in

         which the securities shall be held, or to hold securities in bearer form;

              (d) to employ suitable agents and legal counsel, who may

         be counsel for the Company, and, as a part of its

         reimbursable expenses under this Agreement, to pay their

         reasonable compensation and expenses;

              (e) to appoint one or more individuals or corporations

         as a custodian of any property and, as a part of its

         reimbursable expenses under this Agreement, to pay the

         reasonable compensation and expenses of any such custodian;

              (f) generally to do all acts, exclusive of acts

         involving investment management discretion, which the Trustee may deem necessary or desirable for the protection of the

         Trust Fund;

              (g) to commence or defend suits, legal proceedings or

         arbitration proceedings; and to represent the Trust Fund in all suits, legal proceedings or arbitration proceedings in any court or before any other body or tribunal (provided,

         however, that the Trustee shall have no obligation to take any legal action for the benefit of the Trust Fund unless it is specifically requested or directed to by the Committee and unless it shall be first indemnified for all expenses in

         connection therewith, including counsel fees).  Upon

         notification of the Trustee's intention to commence suits,

         legal proceedings or arbitration proceedings or the

         commencement of suits, legal proceedings or arbitration

         proceedings against the Trust Fund, the Committee shall be entitled, but not obligated to participate therein and, to the extent that it may wish, jointly with the Trustee pursue or defend the suit or proceeding with counsel satisfactory to the Committee and the Trustee;

         The Trustee shall exercise the following administrative

    duties only upon the specific direction of the Committee or an

    Investment Manager:

              (h) to vote in person or by proxy, or to refrain from

         voting, in respect of any securities held by the Trust Fund,

         and to give general or special proxies or powers of attorney,

         with or without power of substitution, and to exercise any conversion privileges, subscription rights or other options;

         to participate in reorganizations, recapitalizations,

         consolidations, mergers and similar transactions with respect to such securities; and generally to exercise any of the

         powers of an owner with respect to any property held by the

         Trust Fund;

              (i) with respect to any investment, to consent or object

         to any action or nonaction of any corporation or other

         business organization, or of the directors, officers or

         stockholders of any corporation or equivalent of any other business organization;

              (j) to settle, compromise or submit to arbitration any

         claims, debts or damages due or owing to or from the Trust

         Fund;

              (k) to deposit any property with any protective,

         reorganization or similar committee; to delegate power

         thereto; and to pay or agree to pay part of its expenses and compensation and any assessments levied with respect to any property so deposited;

              (l) to form a corporation or corporations under the laws

         of any jurisdiction or to participate in the forming of any such corporation or corporations or to acquire an interest in or otherwise make use of any corporation or corporations

         already formed, for the purpose of facilitating the Trust

         Fund's investing in and holding title to any property;

              (m) for the purpose of facilitating the Trust Fund's

         investing in and holding title to real or personal property or part interests therein, wherever situate, to appoint one or more individuals or corporations as a subtrustee or

         subtrustees, and to pay reasonable compensation and expenses of each such subtrustee.  Any such subtrustee, upon being

         appointed, shall act with such one or more or all of the

         powers, authorities, discretions, duties and functions of the

         Trustee under this Section 4.2 as shall be designated in the instrument establishing such subtrust including, without

         limitation, the power to receive and hold property, real or personal, or part interest therein, oil, mineral or gas

         properties, royalty interests or rights, including equipment pertaining thereto, leaseholds, mortgages and other interests in realty, situated in any state of the United States in

         which the subtrustee is authorized to act as a trustee; and

              (n) to lease any property, to sell or acquire any

         property (at public or private sale and for cash or on

         credit), to grant or acquire options to purchase of any

         property and generally make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments

         whenever such action may be required to perform its

         obligations hereunder.

         4.3 Securities; Property.  Wherever used in this Agreement,

    the term "securities" shall include bonds, mortgages, notes,

    obligations, warrants and stocks of any class, certificates of participation or shares of any mutual investment company, trust or fund, and such other evidences of indebtedness and certificates of interest as are usually referred to by the term "securities," and the term "property" shall include real, personal and mixed property, tangible or intangible, of any kind and wherever located, including without limitation securities, depository accounts in any bank, trust company or similar financial

    institution (including depository accounts in the banking

    department of the Trustee or an affiliate of the Trustee or any custodian or an affiliate of any custodian).

         Section 4.4 Proxies.  In order to permit the Committee or an

    Investment Manager, as the case may be, to make timely and informed decisions regarding the management of those assets in the

    Trust Fund subject to its respective control, the Trustee shall forward to the Committee or each such Investment Manager, as the case may be, for appropriate action any and all proxies, proxy statements, notices, requests, advice or other communications received by the Trustee (or its nominee) as the record owner of such assets.

         Section 4.5 Investment Managers.  The Committee may from time to time appoint one or more Investment Managers to manage any portion of the Trust Fund and, with respect to such portion, to direct the Trustee with respect to effecting investment

    transactions on behalf of the Trust Fund and exercising such other powers as may be granted to Investment Managers hereunder.  The

    Committee shall give prompt written notice to the Trustee of any such appointment, signed by a majority of the members of the

    Committee, upon which the Trustee shall rely until it receives from the Committee written notice of the termination of such appointment, signed by a majority of the members of the

    Committee.  In each case where such an appointment is made, the

    Committee shall determine the assets of the Trust Fund to be allocated to the Investment Manager from time to time and the

    Committee shall issue appropriate instructions to the Trustee with respect thereto.  The Trustee shall not be liable for the acts or omissions of such Investment Manager, shall be under no duty to question any direction of an Investment Manager with respect to the portion of the Trust Fund managed by such Investment Manager,

    to review any securities or property held in such portion, to make any suggestions with respect to the investment and reinvestment of such portion, or to evaluate the performance of any Investment

    Manager, and shall be fully protected in acting in accordance with the directions of an Investment Manager or for failing to act in the absence of such directions.

         Section 4.6 Life Insurance.  The Committee reserves the right to transfer to the Trust Fund life insurance, retirement income or annuity policies or contracts on or for the life of any

    Participant or to direct the Trustee to purchase any such policies or contracts on or for the life of any such Participant.  Any such policy or contract shall be an asset of the Trust Fund subject to the claims of the Company's creditors in the event of insolvency,

    as specified in Section 2.1 hereof.  The proceeds of any life insurance policy shall upon the death of the insured Participant be credited to the Trust Fund under the Plan and shall be an additional source of benefits payable to his Beneficiary.  The

    Trustee shall be under no duty to question any direction of the

    Committee or to review the form of any such policies or contracts or of the selection of the issuer thereof, or to make suggestions to the Committee with respect to the form of such policies or contracts or to the issuer thereof.  The Committee may direct the

    Trustee to exercise or may exercise directly the powers of the contract holder under any such policies or contracts, and the

    Trustee shall exercise such powers only upon the direction of the

    Committee.  Notwithstanding anything to the contrary contained in the Plan, the Trustee shall be fully protected in acting in accordance with written directions of the Committee, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Committee, or by reason of inaction in the absence of written directions from the Committee.  No insurance carrier shall for any purpose be deemed a party to this Agreement or be responsible for the validity or sufficiency hereof.

    Notwithstanding the fact that it may have knowledge of the terms of this Trust Fund, the obligations of such insurance carrier shall be measured and determined solely by the terms and

    conditions of the policies or contracts issued by it, and there shall be no obligations to any person, partnership, corporation,

    trust or association other than as stated in such policies or contracts.



                                ARTICLE V



         Section 5.1 Trust Taxes.  The Company shall pay any and all

    Federal, state or local taxes on the Trust Fund, or any part thereof, and on the income therefrom.

         Section 5.2 Trust Expenses.  The Company shall pay to the

    Trustee its reasonable expenses for the management and

    administration of the Trust Fund, including without limitation advances for or prompt reimbursement of reasonable expenses of counsel, custodians and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the

    Committee and the Trustee in writing.  Such expenses and

    compensation shall be a charge on the Trust Fund and shall constitute a lien on the Trust Fund in favor of the Trustee unless and until paid by the Company.

         Section 5.3 Indemnification.  The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of, the performance by the Trustee of its duties hereunder.  Any amount payable to the Trustee under Section 5.2 or this Section 5.3 and not previously paid by the Company pursuant to this Agreement shall be paid by the Company promptly upon demand therefor by the

    Trustee or, if the not paid by the Company within forty-five

    (45)days of demand therefor, from the Trust Fund.  In the event that payment is made hereunder to the Trustee from the Trust Fund,

    the Trustee shall promptly notify the Company in writing of the amount of such payment.  The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the

    Trust Fund an amount in cash (or marketable securities having a fair market value equal to such amount, or some combination thereof) equal to any payments made from the Trust Fund to the

    Trustee pursuant to Section 5.2 or this Section 5.3.  The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 5.2 hereof or this Section 5.3.



                                ARTICLE VI



         Section 6.1 Trustee Records and Accounts.  The Trustee shall keep accurate and detailed accounts of all investments, receipts,

    disbursements and other transactions hereunder, and all accounts,

    books and records relating thereto shall be open to inspections and audit at all reasonable times by any persons designated by the

    Committee.  Within ninety (90) days following the close of each

    Plan Year, as defined in Section 2.22 of the Plan, and within ninety (90) days after the removal or resignation of the Trustee as provided in ARTICLE VII hereof, the Trustee shall file with the

    Committee a written account setting forth all investments,

    receipts, disbursements and other transactions effected by the

    Trustee or reported to it by such Investment Managers, if any, as may be appointed hereunder during each Plan Year or during the period from the close of the last such Plan Year to the date of such removal or resignation.  Upon the expiration of ninety (90)

    days from the date of filing such annual or other account, the

    Trustee shall be forever released and discharged from all

    liability and accountability to anyone with respect to the propriety of all acts and transactions shown in such account,

    except with respect to any such acts or transactions as to which the Committee shall within such ninety (90) day period file with the Trustee written objections.

         The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust Fund as the Committee may reasonably request or as may be required by the

    Plan.

         Section 6.2 Settlement of Accounts.  Notwithstanding the

    foregoing Section 6.1, the Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account, and in any case it shall be necessary to join as parties thereto only the Trustee and the

    Committee; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under the Plan.



                               ARTICLE VII



         Section 7.1 Resignation and Removal of Trustee.  The Trustee

    may resign at any time by delivering written notice thereof to the

    Committee; provided, however, that no such resignation shall take effect until the earlier of (i) thirty (30) days from the date of delivery of such notice to the Committee, unless such notice period is waived in whole or in part by the Committee or (ii) the appointment of a successor trustee pursuant to Section 7.2.  The

    Trustee may be removed at any time by the Committee, pursuant to a resolution of the Committee, by delivering to the Trustee a certified copy of such resolution.  Such removal shall take effect upon the earlier of (i) thirty (30) days from the date of delivery of such resolution, unless such notice period is waived in whole or in part by the Trustee or (ii) the appointment of a successor trustee pursuant to Section 7.2.  Notwithstanding the foregoing,

    after a Change in Control of the Company, any such removal of the

    Trustee shall be effective only with the written consent of

    Participants (or Beneficiaries of deceased Participants) having at least a majority (on the basis of the present value of the benefits accrued) of all amounts then held in the Trust Fund.  If,

    within thirty (30) days of the delivery of written notice of resignation or removal, a successor trustee shall not have been appointed, the provisions of Section 7.2 shall apply.

         Section 7.2 Successor Trustee.  Upon the resignation or

    removal of the Trustee, a successor trustee shall be appointed by the Committee; provided, however, that after a Change in Control of the Company such appointment shall be effective only with the written consent of Participants (or Beneficiaries of deceased

    Participants) having at least a majority (on the basis of the present value of benefits accrued) of all amounts then held in the

    Trust Fund.  If the Committee (and, after a Change in Control of the Company, such Participants and Beneficiaries) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the

    Company, to petition a United States District Court or any of the courts of the Commonwealth of Massachusetts having jurisdiction to appoint its successor.  The Trustee shall continue to serve, and to receive its compensation and reimbursement of its expenses,

    until its successor accepts the trust and receives delivery of the

    Trust Fund.  Such successor trustee shall be a commercial bank or trust company which is established under the laws of the United

    States or a State within the United States and which is not an affiliate of the Company.  Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Committee, and (b) a written acceptance by such successor trustee, duly executed by an authorized officer.  Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.  Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Trust Fund to such successor.  Under no circumstances shall the Trustee transfer or deliver the Trust Fund to any successor which is not a bank or trust company as hereinabove defined.



                               ARTICLE VIII



         Section 8.1 Termination of Trust.  The Trust established

    pursuant to this Agreement shall terminate upon the earlier of (i)

    the exhaustion of the Trust Fund, or (ii) the satisfaction of all

    Company liabilities under the Plan with respect to all

    Participants (and Beneficiaries); provided however, that the Trust shall terminate in any event upon the expiration of twenty-one

    (21) years after the death of the last survivor of the group of persons consisting of all employees of the Company who are living on the date of the execution of this Agreement.

         Section 8.2 Liquidation of Trust.  Upon the termination of the Trust in accordance with Section 8.1, the Trustee shall, after the acceptance and approval of its account, distribute the remaining Trust Fund assets, if any, to the Company.  Upon completing such distribution, the Trustee shall be relieved and discharged of all liabilities and obligations hereunder.  The powers of the Trustee shall continue as long as any part of the

    Trust Fund remains in its possession.



                                ARTICLE IX



         Section 9.1 Amendment of Trust.  This Agreement may be

    amended, in whole or in part, at any time and from time to time,

    by the Committee, pursuant to a resolution of the Committee, by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement; provided, however, that the duties and responsibilities of the Trustee shall not be increased without the

    Trustee's written consent; and provided further that, after a

    Change in Control of the Company any such amendment affecting any

    Participant's or Beneficiaries' rights hereunder, the Trust Fund or the procedures for distribution thereof shall not become effective until sixty (60) days after a copy of such amendment has been delivered by registered mail by the Committee or the Trustee to each Participant or Beneficiary entitled to benefits under the

    Plan.  In the event the Committee or the Trustee receives written objections to such amendment from such person within such sixty

    (60) day period, such amendment shall be ineffective and void in respect of the Participant (or Beneficiary) so objecting.



                                ARTICLE X



         Section 10.1 Governing Law.  This Agreement shall be

    construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the Commonwealth of

    Massachusetts.

         Section 10.2 Gender.  Neither the gender nor the number

    (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

         Section 10.3. Non-Alienation.  No right or interest of any

    Participant or Beneficiary under the Plan or in the Trust Fund shall be transferable or assignable or subject to alienation,

    anticipation or encumbrance, and no right or interest of any

    Participant or Beneficiary in the Plan or in the Trust Fund shall be subject to any garnishment, attachment or execution.

    Notwithstanding the foregoing, the Trust Fund shall at all times remain subject to the claims of creditors of the Company in the event the Company becomes insolvent as provided in Section 2.1.

         Section 10.4 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of any successor to the

    Company as the result of merger, consolidation, reorganization, or otherwise.  In the event of any such merger, consolidation,

    reorganization, or other similar transaction, the successor to the

    Company shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 3.1 of this Agreement.

         Section 10.5 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one

    Agreement.

         Section 10.6 Addresses of Parties.  Communications to the

    Trustee shall be sent to

                        Boston Safe Deposit and Trust Company

                        One Boston Place

                        Boston, MA   02108

                        Attn: David Crawford



    or to such other address as the Trustee may specify in writing.

    Communications to the Committee shall be sent to the Company's principal office or to such other address as the Company may specify in writing.

         Section 10.7 Arbitration.  Any dispute between any

    Participant (or Beneficiary of a deceased Participant) and the

    Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in the Commonwealth of

    Massachusetts in accordance with the rules of the American

    Arbitration Association then in effect.  Judqment may be entered on the arbitrator's award in any court of competent jurisdiction.

    All fees and expenses of such arbitration shall be paid by the

    Trustee and considered an expense of the Trust under Section 5.2 hereof.

         Section 10.8 Severability.  In the event that any provision of this Trust or the application thereof to any person or

    circumstances shall be determined by a court of proper

    jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

         10.9 Trust Beneficiaries. Each Participant (and Beneficiary

    of a deceased Participant) is an intended beneficiary under this

    Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.



              IN WITNESS WHEREOF, the parties hereto have caused this

    Trust Agreement to be duly executed and their respective corporate

    seals to be hereto affixed this     day of          , 19


    Attest:                       BOSTON SAFE DEPOSIT AND TRUST
                                    COMPANY



                                  By ____________________________


    Attest:                      DATA GENERAL CORPORATION SUPPLEMENTAL
                                   RETIREMENT BENEFIT PLAN COMMITTEE



                                  By _________________________________



                                  By _________________________________



                                  By _________________________________